Exhibit 99.1

PRESS RELEASE

INX acquires Unified Communications Application Integration Capabilities

HOUSTON--(BUSINESS WIRE)--INX, Inc. (NASDAQ:INXI - News) announced today that it has acquired the operations of VocalMash, a business communications systems application integration company.

VocalMash is an application integration company that utilizes Web 2.0 technologies to integrate unified communications systems with other enterprise applications.  Integration of unified communications systems to enterprise applications such as enterprise resource planning (ERP) and customer relationship management (CRM) applications can provide significant efficiencies and enhance customer experiences. The customer demand for this type of integration with existing enterprise applications is increasing with the introduction of converged voice and data systems and will give INX a competitive advantage in winning Unified Communications oriented projects.  Cisco’s recent release of UC manager 7.0 with an open Application Programming Interface (API) will increase the requests for application integration. There will also be many new opportunities for integrating video and web-based collaboration applications into customer’s existing applications to improve functionality with communications.

Mark Hilz, President and COO of INX, commented, “INX has always been known as a leader in Unified Communications and it is important that we stay on the leading edge of capabilities.  This talented group will assist INX in providing much tighter integration of our core unified communications solutions. Collaboration is changing the way companies are using their critical applications and the merging or mashing of multiple applications into single system is a capability that is much more easily achieved when voice and data systems are on the same IT infrastructure platform.”

The acquisition closed on December 4, 2008, and was structured as an asset purchase of the operations of VocalMash. The VocalMash group is currently comprised of a small development group.

The initial purchase price paid at closing consisted of 60,000 shares of INX common stock. Additional contingent purchase consideration of up to a maximum of approximately $380K is based on the achievement of certain performance targets for operating income contribution from the acquired operations during the first calendar year following the transaction.

About INX Inc.:

INX Inc. (NASDAQ: INXI) is a leading U.S. provider of unified communications and data center virtualization solutions for enterprise organizations. We offer a suite of advanced technology solutions focused around the entire life-cycle of enterprise IP network communications and data center infrastructure. Our services are centered on the design, implementation and support of network infrastructure, including routing and switching, wireless, security, unified communications, and data center solutions such as storage and server virtualization. Our customers include enterprise organizations such as corporations, as well as federal, state and local governmental agencies. Because of our focus, expertise and experience implementing and supporting advanced technology solutions for enterprises, we believe we are well positioned to deliver superior solutions and services to our customers. Additional information about INX can be found on the Web at www.inxi.com.

Safe Harbor Statement:

The statements contained in this document and during the related conference call and webcast slide presentation that are not statements of historical fact, including, but not limited to, statements identified by the use of terms such as "anticipate," "appear," "believe," "could," "estimate," "expect," "hope," "indicate," "intend," "likely," "may," "might," "plan," "potential," "project," "seek," "should," "will," "would," and other variations or negative expressions of these terms, including all statements concerning the Company’s future expectations for the acquired operations of VocalMash, which include but not limited to statements regarding expected future financial performance of INX and the acquired operations, including statements related to expected revenue and profits from or related to such acquisition, as well statements related to any and all other potential benefits that the Company expects to result from the acquisition.  All such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. The actual results of the future events described in the forward-looking statements in this document could differ materially from those stated in the forward-looking statements due to numerous factors. Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. The company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company's expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based.

“Cisco” and “Cisco Systems” are registered trademarks of Cisco Systems Inc. and “VMware” is a registered trademark of VMware, Inc in the United States and certain other countries.

Contact:

INX Inc.
Brian Fontana, 713-795-2000
Chief Financial Officer
Brian.Fontana@INXI.com